Exhibit 31. 2

CERTIFICATION

I, Lawrence D. Martin, certify that:

1)	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2019 of Hallador Energy Company; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ LAWRENCE D. MARTIN

Lawrence D. Martin

Chief Financial Officer

 Date: July 10, 2020